UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2017

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fourth Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

On June 21, 2017, OvaScience, Inc. (“OvaScience” or the “Company”) announced that it (i) continues to be focused on advancing its two potentially transformative fertility treatments, OvaTureSM, in preclinical development and OvaPrimeSM, in clinical development, (ii) will discontinue ongoing efforts related to the AUGMENTSM treatment outside of North America, and (iii) will restructure its organization to better align with these strategic priorities, including reducing its workforce by approximately 50%.

As a result of these decisions, the Company now anticipates that it will have sufficient funds, without additional financing, to support its revised operating plan into the first quarter of 2020, which it expects will allow it to achieve key 2019 milestones for OvaTure and OvaPrime, including:

•                  complete embryo transfers in the OvaPrime clinical study by the end of the first quarter of 2019

•                  initial readout of six months of post-EggPC reintroduction safety data for all patients in the OvaPrime clinical trial by the end of the first quarter of 2019

•                  all potential births in the OvaPrime clinical study by the end of 2019

•                  initial readout of embryo transfers of all patients in the OvaPrime clinical trial by the end of 2019

•                  bovine live birth from EggPC cell-derived egg in the OvaTure program by the end of the first quarter of 2019

•                  six-month post-bovine live birth follow-up in the OvaTure program by the end of the third quarter of 2019

•                  submission of human OvaTure for regulatory approval (clinical studies) in the OvaTure program by the end of the second quarter of 2019.

The Company anticipates $3.5 million to $4.5 million in one-time cash items related to the June 2017 restructuring.  The restructuring is expected to be substantially completed in the third quarter of 2017. The Company will update this Current Report on Form 8-K when it is able to estimate its cash payments or the amount of the accounting charge in connection with the June 2017 workforce reduction.

Additional details regarding the restructuring and its impact on the Company’s business are set forth in the press release attached hereto as Exhibit 99.1.

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Departure of Directors or Certain Officers; Election of Directors.

(b)  The disclosure provided under Item 5.02(c) below is incorporated herein by reference.

(c)  On June 21, 2017, the Company announced that Christopher A. Kroeger, M.D., M.B.A., has been appointed as OvaScience’s Chief Executive Officer Elect effective June 21, 2017, and will begin to serve as the Company’s Chief Executive Officer on September 1, 2017, at which time he will join the Company’s Board of Directors.  Michelle Dipp, M.D., Ph.D., the Company’s Executive Chair and Acting President, will remain in those roles until Dr. Kroeger completes his transition to Chief Executive Officer on September 1, 2017, and after that date Dr. Dipp will step down from the Board and her role as Executive Chair and serve in an advisory role to the Company pursuant to an Advisory Agreement described below.  Richard Aldrich shall remain Lead Independent Director of the Board.

Dr. Kroeger joins OvaScience from Cardioxyl Pharmaceuticals, Inc., where he served as chief executive officer and President from 2008 to December 2015. At Cardioxyl, Dr. Kroeger oversaw the preclinical and clinical development of a pipeline for acute and chronic heart failure, including CXL-1427, a potential treatment for acute decompensated heart failure. He also successfully negotiated Cardioxyl’s sale to Bristol Myers Squibb for $2.1 billion in total consideration. Prior to his position at Cardioxyl, he led biotechnology and medical device investing efforts at The Aurora Funds, a venture capital firm focused on early-stage healthcare and information technology companies, where he has held various positions since 2003.  Dr. Kroeger has been a partner at The Aurora Funds from 2007 to the present. Earlier in his career, he held positions at Genzyme and Decision Resources.

Dr. Kroeger earned his B.A. from Harvard University, his M.D. from Stanford University School of Medicine and did his Residency in General Surgery at the Brigham and Women’s Hospital, an affiliate of Harvard Medical School. He also holds his M.B.A. from Harvard Business School. Dr. Kroeger currently serves on the board of directors of CardioFocus, Inc., where he has served on the board since April 2006, and Cantex Pharmaceuticals, Inc., where he has served on the board since August 2006. He previously served as a director on the board of directors of three other Aurora Funds portfolio companies, including Cardioxyl, Neotropix and Hyperbranch, and he has worked with over a dozen biotechnology and medical device companies during his career.

The Company and Dr. Kroeger entered into an offer letter, dated June 21, 2017 (the “CEO Agreement”). Pursuant to the CEO Agreement, Dr. Kroeger will receive an initial annual base salary of $550,000. Dr. Kroeger is also eligible to receive an annual discretionary bonus award of up to 60% of his then-current base salary. The bonus award, if any, will be determined by the Company’s Board of Directors (the “Board”) or a committee thereof and will be based upon the achievement of specific goals, which shall be determined by the Board.

In connection with his appointment, Dr. Kroeger received a stock option to purchase 1,783,106 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on June 21, 2017, the date of grant of the stock option. The stock option will have a ten-year term and will vest over approximately 5 years and 7 months, subject to continued service with the Company through the applicable vesting dates, pursuant to the following vesting schedule:  (i) 1,069,864 of the shares subject to the option will vest over the period from June 21, 2017 to June 21, 2021, with 25% of such shares vesting on June 21, 2018 and 6.25% of such shares vesting each quarter thereafter; (ii) 356,621 of the shares subject to the option will vest over the period from June 21, 2017 through January 31, 2022, with 25% of such shares vesting on January 31, 2019 and 6.25% of such shares vesting each quarter thereafter; and (iii) 356,621 of the shares subject to the option will vest over the period from June 21, 2017 through January 31, 2023, with 25% of such shares vesting on January 31, 2020 and 6.25% of such shares vesting each quarter thereafter.  In the event of a change of control (as defined in the CEO Agreement) of the Company where Dr. Kroeger’s employment is terminated by the Company without cause (as defined in the CEO Agreement) or Dr. Kroeger resigns for good reason (as defined in the CEO Agreement) within one year of the change of control, the vesting of the stock options will accelerate in full.  This stock option was granted outside of the Company’s 2012 Stock Incentive Plan as an inducement material to Dr. Kroeger’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4).  As a condition of employment, Dr. Kroeger has entered into an Invention and Non-Disclosure Agreement and a Non-Competition and Non-Solicitation Agreement with the Company.

Under the terms of the CEO Agreement, Dr. Kroeger’s employment with the Company may be terminated at any time, with or without cause and without any prior notice, by either Dr. Kroeger or the Company. If the Company terminates Dr. Kroeger’s employment without cause or Dr. Kroeger terminates his employment for good reason, he will be entitled to receive (a) continuation of his then-current base salary for a period of twelve months (the “Severance Period”), which will be payable in periodic installments over the same period and (b) continuation of COBRA health insurance premiums at the Company’s then-normal rate of contribution during the Severance Period.

A copy of the CEO Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017.

Dr. Dipp shall continue to be Executive Chair and Acting President of the Company until Dr. Kroeger becomes Chief Executive Officer of the Company on September 1, 2017, and shall continue to do so under the terms of her current employment agreement with the Company dated January 5, 2016 (the “EC Agreement”), which was filed as exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  The EC Agreement shall automatically terminate when Dr. Kroeger becomes Chief Executive Officer, and from and after September 1, 2017 Dr. Dipp shall serve as an advisor to the Company pursuant to the terms of an Advisory Agreement dated June 21, 2017 (the “Advisory Agreement”), which shall take effect (for purposes of all terms other than the stock option grant described below, which shall be made on June 21, 2017 upon the execution of the Advisory Agreement) simultaneously with the termination of the EC Agreement. The Advisory Agreement shall have a term that expires on December 31, 2018.

Pursuant to the terms of the Advisory Agreement, on June 21, 2017, Dr. Dipp will receive a stock option to purchase 175,000 shares of the Company’s Common Stock, at an exercise price equal to closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of grant. The stock option will have a ten-year term, vesting over two years, with 12.5% of the option shares vesting on September 21, 2017 and 12.5% of the option shares vesting at the end of each successive three-month period thereafter until June 21, 2019.  Pursuant to the Advisory Agreement, Dr. Dipp shall be paid base cash compensation of the following amounts: (i) $241,667 for the period from September 1, 2017 to December 31, 2017, which is equivalent to the payments Dr. Dipp would have received under the EC Agreement and (ii) $250,000 for 2018.  These amounts reflect anticipated workload in the applicable periods.  Dr. Dipp will also be eligible to receive the same discretionary cash bonus for 2017 that she was entitled to under the EC Agreement, which is an annual discretionary bonus award (based on her performance in 2017) of up to 60% of her 2017 annual base salary of $500,000 under the EC Agreement, provided that the annual bonus may equal up to 90% of $500,000 if Dr. Dipp achieves over 100% of her 2017 performance objectives.  The bonus award, if any, will be determined by the Board or a committee thereof and will be based upon the achievement of specific 2017 goals, which shall be determined by the Board.

Pursuant to the Advisory Agreement, Dr. Dipp’s currently outstanding options to purchase Common Stock will continue to vest pursuant to their current vesting schedule while Dr. Dipp serves as an advisor.  Upon expiration or termination of the Advisory Agreement for any reason, or upon a Change of Control Event (as described in the Advisory Agreement), all of Dr. Dipp’s unvested stock options outstanding on the date of termination shall vest and be immediately exercisable, and Dr. Dipp shall be able to exercise all of her stock options for two years following the date of such termination.  If Dr. Dipp’s Advisory Agreement is terminated by OvaScience other than for Cause (as defined in the Advisory Agreement) or by Dr. Dipp with Good Reason (as defined in the EC Agreement), OvaScience will pay to Dr. Dipp any accrued obligations, as well as any unpaid portions of the base cash compensation amounts for 2017 and 2018.

The Advisory Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017.

Following the restructuring and the reduction in scope of the operations of the Company, Christophe Couturier, the Company’s Chief Financial Officer, is stepping down and will pursue other opportunities.  The Company entered into a separation agreement with Mr. Couturier dated June 21, 2017 that provides that Mr. Couturier will assist with the transition of his role through July 31, 2017 and will receive severance of six (6) months of his base salary, a pro rata bonus of $105,000, a $50,000 retention bonus due on June 30, 2017, and the ability to exercise 25,000 vested options for up to 180 days past his termination of employment with the Company (the remainder of his equity shall be terminated).

Effective June 21, 2017, Jonathan Gillis, the Company’s Vice President Finance, will replace Mr. Couturier as the Company’s principal financial officer and principal accounting officer.  Mr. Gillis has served at OvaScience in various roles since June 2013, including Assistant Controller from June 2013 to January 2014, Controller from January 2014 to August 2015, and Senior Director of Global Finance & Operations from August 2015 to June 2017.  Prior to joining the Company, Mr. Gillis was Senior Manager of External Reporting and Compliance at GFI Software, Inc. from January 2013 to June 2013 and Assistant Controller at Aspen Aerogels, Inc. from May 2012 to January 2013. Prior to that, Mr. Gillis worked at Birch Hill Partners, LLC and PricewaterhouseCoopers, LLP.  Pursuant to the terms of his amended employment agreement dated June 14, 2017, pursuant to which he was promoted to Vice President Finance, Mr. Gillis has an annual base salary of $250,000. Mr. Gillis is also eligible to receive an annual discretionary bonus award of up to 35% of his then-current base salary. The bonus award, if any, will be determined by the Board or a committee thereof and will be based upon the achievement of specific goals, which shall be determined by the Chief Executive Officer, in consultation with the Board.  Mr. Gillis’ employment agreement also provided for a $100,000 retention bonus to be paid out over the first six months from the date of the agreement, a $50,000 retention bonus to be paid in December 2018, and a $50,000 retention bonus to be paid in June 2019.  Mr. Gillis also received on June 21, 2017 a stock option to purchase 30,000 shares of the Company’s Common Stock, at an exercise price of $    per share, which was the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of grant. The stock option will have a ten-year term, vesting over four years, with 25% of the option shares vesting on June 14, 2018 and 6.25% of the option shares vesting at the end of each successive three-month period thereafter until June 14, 2021.  Mr. Gillis’ employment with the Company may be terminated at any time, with or without cause and without any prior notice, by either Mr. Gillis or the Company. If the Company terminates Mr. Gillis’s employment without cause or Mr. Gillis terminates his employment for good reason, he will be entitled to receive continuation of his then-current base salary for a period of six months, which will be payable in periodic installments over the same period, as well as payment in a lump sum of any amount of his retention bonuses described above that have not been paid on such date.

(e)  The disclosure provided under Item 5.02(c) above is incorporated herein by reference.

Item 8.01. Other Events

On June 21, 2017, the Company issued a press release announcing the hiring of Dr. Kroeger and the corporate restructuring, each described above. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report includes forward-looking statements about our plans for the commercialization of our fertility treatments in development and our future management. Actual events may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: the science underlying our treatment and treatments in development (including the OvaTure, OvaPrime and AUGMENT treatments), which is unproven; our ability to obtain regulatory approval where necessary for our potential treatments; our ability to develop our potential treatments, including the OvaPrime and OvaTure treatments, on the timelines we expect, if at all; our ability to commercialize our treatments on the timelines we expect, if at all; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q and/or Annual Report on Form 10-K. The forward-looking statements contained in this report reflect our current views with respect to future events. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated June 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: June 21, 2017	/s/ Michelle Dipp
Michelle Dipp
Executive Chair